Exhibit 10.4

SECURITY AGREEMENT

THIS SECURITY AGREEMENT (this “Agreement”) is made and entered into as of October 8, 2024 by and among Scilex Pharmaceuticals Inc., a Delaware corporation (“Grantor”), Efshar Hataya Ltd, a Marshall Islands corporation (“Murchinson”), in its capacity as agent (“Agent”) for Murchinson, Oramed Pharmaceuticals Inc., a Delaware corporation (“Oramed”) and 3i, LP, a Delaware limited partnership (“3i” and collectively with Murchinson and Oramed in their capacities as purchasers under the Purchase Agreement (as defined below), the “Secured Parties” and each, individually, a “Secured Party”).

RECITALS:

A. Grantor, Scilex Holding Company, a Delaware corporation, Murchinson, Oramed and 3i are parties to that certain Purchase and Sale Agreement dated as of the date hereof (the “Purchase Agreement”).

B. Pursuant to the Purchase Agreement, Grantor has agreed to sell, contribute, assign, transfer, convey and grant to the Secured Parties, and the Secured Parties have agreed to purchase, acquire and accept from Grantor, all of Grantor’s rights, title and interest in and to the Purchased Receivables (as defined in the Purchase Agreement).

C. Pursuant to the Purchase Agreement, Grantor has agreed to enter into this Agreement, under which Grantor grants to Agent, on behalf of and for the benefit of the Secured Parties, a security interest in and to the Collateral (as defined below) as security for the due performance and payment of all of Grantor’s obligations to the Secured Parties under the Purchase Agreement.

AGREEMENT:

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Grantor and Agent, with intent to be legally bound hereby, covenant and agree as follows:

SECTION 1. Definitions.

For purposes of this Agreement, capitalized terms used herein shall have the meanings set forth below. Capitalized terms used herein and not otherwise defined shall have the meaning given such terms in the UCC or the Purchase Agreement, as applicable.

“3i” has the meaning set forth in the preamble to this Agreement.

“Agreement” has the meaning set forth in the preamble to this Agreement.

“Bankruptcy Code” means shall mean title 11 of the United States Code (11 U.S.C. §101 et seq.), as amended from time to time, and any successor statute.

“Bankruptcy Event” has the meaning set forth in the Purchase Agreement.

“Collateral” has the meaning set forth in Section 2 of this Agreement.

“Counterparty” has the meaning set forth in the Purchase Agreement.

“Event of Default” means the occurrence of one or more of the following during the term of the Purchase Agreement:

(a) any failure by Grantor to pay amounts owed to Agent or the Secured Parties when and as required to be paid pursuant to the Purchase Agreement, which failure to pay continues for more than five Business Days after receipt of written notice from Agent or either Secured Party;

(b) except as set forth in clause (a) above, the breach by Grantor of any of its obligations under any Transaction Document where Agent or either Secured Party has provided notice of such breach to Grantor in writing and Grantor has not cured such breach within 30 days following receipt of such notice and where such breach, if not cured, would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect;

(c) a Specified Breach Event;

(d) a Bankruptcy Event in respect of Grantor; or

(e) any security interest purported to be created by the Transaction Documents (A) ceases to be in full force and effect other than in accordance with the terms of the Transaction Documents, (B) ceases to provide in all material respects the rights, powers and privileges purported to be created and granted hereunder or (C) is asserted by Grantor not to be a valid, perfected, first priority security interest in the applicable collateral.

“Grantor” has the meaning set forth in the preamble to this Agreement.

“Material Adverse Effect” has the meaning set forth in the Purchase Agreement.

“Murchinson” has the meaning set forth in the preamble to this Agreement.

“Note Agent” means Acquiom Agency Services LLC, a Colorado limited liability company, as the collateral agent for the holders of the Notes.

“Notes” means, collectively, the Tranche A Notes and the Tranche B Notes issued by Scilex Holding Company.

“Oramed” has the meaning set forth in the preamble to this Agreement.

“Party” means any of Grantor or Agent as the context indicates and “Parties” shall mean all of Grantor and Agent.

“Patent Rights” means the Patents relating to the Covered Products that are owned, controlled by, issued or licensed to, licensed by, or hereafter acquired or licensed by, Grantor, including those set forth on Schedule 3.11(a) to the Disclosure Schedule to the Purchase Agreement.

“Permitted Liens” means (a) the security interest created by this Agreement, (b) the assignment effected pursuant to the Purchase Agreement, (c) those Liens created in favor of Agent for the benefit of the Purchasers pursuant to any other Transaction Document and (d) those Liens in favor of the Note Agent securing the Notes.

“Purchasers” has the meaning set forth in the Purchase Agreement.

“Required Secured Parties” means Purchasers holding, in the aggregate, at least 80% of the Specified Percentages.

“Secured Obligations” means (a) the obligations of Grantor now or hereafter existing under or arising out of or in connection with this Agreement, the Purchase Agreement and each other Transaction Document to which it is a party and (b) any damages, reimbursement of fees, expenses, indemnities or otherwise pursuant to any of the Purchase Agreement and other Transaction Documents arising out of a claim by Agent (on behalf of and for the benefit of the Secured Parties and Agent) in connection with an Event of Default.

“Secured Parties” or “Secured Party” has the meaning set forth in the preamble to this Agreement.

“Specified Breach Event” has the meaning set forth in the Purchase Agreement.

“Specified Percentage” has the meaning set forth in the Purchase Agreement.

“Tranche A Notes” means the Senior Secured Note Due March 21, 2025, in favor of Oramed Pharmaceuticals Inc. as initial holder, in the original aggregate principal amount of $101,875,000.00 (as amended, restated, amended and restated, supplemented or otherwise modified from time to time) and all Additional Notes (as defined therein).

“Tranche B Notes” means the Tranche B Senior Secured Convertible Promissory Notes due October 8, 2026, in an aggregate principal amount of $50,000,000.00 (as amended, restated, amended and restated, supplemented or otherwise modified from time to time).

“Transfer” means any sale, conveyance, assignment, disposition, pledge, hypothecation or transfer.

“UCC” means the Uniform Commercial Code, as in effect on the date of this Agreement in the State of New York; provided that if, with respect to any financing statement or by reason of any provisions of Applicable Law, the perfection or the effect of perfection or non-perfection of the security interest or any portion thereof granted herein is governed by the Uniform Commercial Code as in effect in a jurisdiction of the United States other than New York, then “UCC” means the Uniform Commercial Code as in effect from time to time in such other jurisdiction for purposes of the provisions of this Agreement and any financing statement relating to such perfection or effect of perfection or non-perfection.

SECTION 2. Grant of Security.

Grantor hereby grants Agent, on behalf of and for the benefit of Secured Parties and Agent, a security interest in all of their right, title, and interest in, to and under the following property, whether now or hereinafter existing or acquired, whether tangible or intangible and wherever the same may be located (collectively, the “Collateral”):

(a) the Collection Account;

(b) the Material Contracts;

(c) the Intellectual Property Rights, including the Patent Rights;

(d) the Regulatory Approvals, authorizations, and data relating to the Covered Products;

(e) all books, records and database extracts of Grantor relating to any of the foregoing Collateral; and

(f) all proceeds of or from any and all of the foregoing Collateral, including all payments under any indemnity, warranty or guaranty, and all money now or at any time in possession or control of, or in transit to, Secured Parties and Agent, relating to any of the foregoing Collateral.

Notwithstanding the foregoing definition of the term “Collateral,” the foregoing security interest is granted subject to all of the obligations of Grantor set forth in the Development Agreement and the Supply Agreement, and Agent agrees not to take any action, in foreclosure proceedings, in bankruptcy proceedings or otherwise, to disturb or challenge the enforceability of the applicable Counterparty’s rights under the Development Agreement and the Supply Agreement.

Notwithstanding anything to the contrary contained herein, the “Collateral” shall not include (each of the following, “Excluded Collateral”) (i) any intent-to-use trademark application prior to the filing of a “Statement of Use” or “Amendment to Allege Use” with respect thereto, to the extent, if any, that, and solely during the period, if any, in which the grant of a security interest therein would impair the validity or enforceability of such intent-to-use trademark application under applicable federal law, (ii) any lease, license or other contract or any governmental authorization, certificate, charter, franchise, approval and consent of Grantor (other than any proceeds and receivables thereof unless such proceeds and receivables would otherwise be excluded from Collateral pursuant to the terms of this paragraph) if the grant of a security interest in such lease, license, contract, governmental authorization, certificate, charter, franchise, approval or consent in the manner contemplated by this Agreement is prohibited by the terms of such lease, license, contract governmental authorization, certificate, charter, franchise, approval or consent (provided that such requirement existed on the Closing Date or at the time of the acquisition of such asset and was not incurred in contemplation thereof (other than in the case of capital leases and purchase money financings)) or by Applicable Law and would result in the termination of such lease, license or contract in favor of any other party thereto (other than Grantor) or give the other parties thereto (other than Grantor) the right to terminate, accelerate or otherwise adversely alter grantor’s rights, titles and interests thereunder (including upon the giving of notice or the lapse of time or both) or requires any consent from the counterparty thereto or a Governmental Authority not obtained (without any requirement to obtain such consent or authorization), after giving effect to the applicable anti-assignment provisions of the UCC, or (iii) assets to the extent the pledge thereof or grant of security interests therein (A) is prohibited by any Applicable Law, rule or regulation (other than proceeds and receivables thereof, the assignment of which is expressly deemed effective under the UCC notwithstanding such prohibition), or (B) requires any consent, approval, license or other authorization of any third party (other than the Grantor or its Subsidiaries) pursuant to a contract binding on such asset (provided that such requirement existed on the Closing Date or at the time of the acquisition of such asset and was not incurred in contemplation thereof) or Governmental Authority not obtained, other than to the extent such prohibition or restriction would be rendered ineffective under the UCC (other than proceeds and receivables thereof, the assignment of which is expressly deemed effective under the UCC); provided that, in the event of the termination or elimination of any such prohibition or the requirement for any consent for the pledge or grant of security interest in such asset to the extent sufficient to permit any such item to become Collateral hereunder, or upon the granting of any such consent, or waiving or terminating any requirement for such consent, a security interest in such asset shall be automatically and simultaneously granted hereunder and shall be included as Collateral hereunder.

Each item of Collateral listed in this Section 2 that is defined in Article 9 of the UCC shall have the meaning set forth in the UCC.

For the avoidance of doubt, Grantor’s rights, title and interest in and to the Purchased Receivables have been sold, assigned, transferred, conveyed and granted to the Secured Parties pursuant to the Purchase Agreement and it is the intention of the Parties that such transaction be treated as a true and absolute sale, without recourse.

SECTION 3. Security for Obligations.

This Agreement secures, and the Collateral is collateral security for, the due and punctual payment or performance in full of all Secured Obligations.

SECTION 4. Grantor to Remain Liable.

Anything contained herein to the contrary notwithstanding, (a) Grantor shall remain liable under any contracts and agreements included in the Collateral, to the extent set forth therein, to perform all of its duties and obligations thereunder to the same extent as if this Agreement had not been executed, (b) the exercise by Agent of any of its rights hereunder shall not release Grantor from any of its duties or obligations under any contracts and agreements included in the Collateral and (c) neither Agent nor any Secured Party shall have any obligation or liability under any contracts, licenses, and agreements included in the Collateral by reason of this Agreement, nor shall Agent or any Secured Party be obligated (i) to perform any of the obligations or duties of Grantor thereunder, (ii) to take any action to collect or enforce any claim for payment assigned hereunder or (iii) to make any inquiry as to the nature or sufficiency of any payment Grantor may be entitled to receive thereunder.

SECTION 5. Representations and Warranties. Grantor represents and warrants to Agent and the Secured Parties as follows:

(a) Validity. This Agreement creates a valid security interest in the Collateral securing the payment and performance in full of the Secured Obligations. Upon the filing of appropriate UCC financing statements, substantially in the form set forth on Schedule 5(a), in the filing offices listed on Schedule 5(b), all filings, registrations, recordings and other actions necessary or appropriate to create, preserve, protect and perfect a first priority security interest in the Collateral will have been accomplished and such security interest will be prior to the rights of all other Persons therein and free and clear of any and all Liens, except any Permitted Liens, to the extent that a security interest in such Collateral can be perfected by filing of a UCC financing statement.

(b) Authorization, Approval. No authorization, approval, or other action by, and no notice to or filing with, any government or agency of any government or other Person is required either (i) for the grant by Grantor of the security interest granted hereby or for the execution, delivery and performance of this Agreement by Grantor; or (ii) for the perfection of, and the first priority of, the grant of the security interest created hereby or the exercise by Agent of its rights and remedies hereunder, other than in the case of clause (ii), the filing of financing statements or intellectual property security agreements in the respective offices listed on Schedule 5(b).

(c) Enforceability. This Agreement is the legally valid and binding obligation of Grantor, enforceable against Grantor in accordance with its terms, subject, as to enforcement of remedies, to bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally or general equitable principles.

(d) Office Locations; Type and Jurisdiction of Organization. The sole place of business, the chief executive office and each office where Grantor keeps its records regarding the Collateral are, as of the date hereof, located at the locations set forth on Schedule 5(d); Grantor’s type of organization (e.g., corporation) and jurisdiction of organization is listed on Schedule 5(d).

(e) Names. The name listed for Grantor on the signature pages hereof is the correct legal name of Grantor. Except as set forth on Schedule 5(e), Grantor (or any predecessor by merger or otherwise) has not, within the five-year period preceding the date hereof, had a different name from the name listed for Grantor on the signature pages hereof.

SECTION 6. Further Assurances.

Grantor agrees that from time to time, at its expense, Grantor will promptly execute and deliver and will cause to be executed and delivered all further instruments and documents, and will take all further action, that may be necessary, or that Agent may reasonably request, in order to perfect and protect any security interest granted or purported to be granted hereby or to enable Agent to exercise and enforce its rights and remedies hereunder (on behalf of itself and the Secured Parties) with respect to any Collateral. Without limiting the generality of the foregoing, Grantor will deliver such other instruments or notices, in each case, as may be necessary, or as Agent may reasonably request, in order to perfect and preserve the security interests granted or purported to be granted hereby or to enable Agent to exercise and enforce its rights and remedies hereunder with respect to any Collateral.

Grantor agrees to furnish Agent promptly upon reasonable request by Agent, with any information that is reasonably requested by Agent in order to complete such financing statements, continuation statements, or amendments thereto.

SECTION 7. Certain Covenants of Grantor. Grantor shall give Agent 30 days’ written notice before any change in Grantor’s name, identity, the address of its sole place of business, chief executive office, or where Grantor keeps its records regarding the Collateral, or corporate structure or reincorporation, reorganization, or taking of any other action that results in a change of the jurisdiction of organization of Grantor. Any such notice shall be accompanied by a revised Schedule 5(d) which shall replace Schedule 5(d) hereto and shall, upon effectiveness of the change set forth therein, become a part of this Agreement.

SECTION 8. Special Covenants With Respect to the Collateral.

(a) Except as otherwise permitted by the Purchase Agreement, Grantor shall not Transfer, or agree to Transfer, any Collateral.

(b) Grantor shall, concurrently with the execution and delivery of this Agreement, execute and deliver to Agent one original of a Special Power of Attorney in the form of Exhibit I annexed hereto for execution of an assignment of the Collateral to Agent (on behalf of and for the benefit of the Secured Parties and Agent), or the implementation of the sale or other disposition of the Collateral pursuant to Agent’s good faith exercise of the rights and remedies granted hereunder; provided, however, Agent agrees that it will not exercise its rights under such Special Power of Attorney unless an Event of Default has occurred and is continuing.

(c) Grantor further agrees that a breach of any of the covenants contained in this Section 8 will cause irreparable injury to the Secured Parties and Agent, that the Secured Parties have no adequate remedy at law in respect of such breach and, as a consequence, that each and every covenant contained in this Section 8 shall be specifically enforceable against Grantor, and Grantor hereby waives and agrees not to assert any defenses against an action for specific performance of such covenants (other than any such defense based on the assertion that Grantor had performed and is performing its obligations pursuant to such covenant(s)).

SECTION 9. Collateral Agent.

(a) Each Secured Party irrevocably designates, appoints and authorizes Murchinson to act as Agent hereunder, with such powers as are specifically delegated to Agent by the terms of this Agreement, together with such other powers as are reasonably incidental thereto and Agent hereby accepts such appointment. Agent shall be obligated, and has the right hereunder, to make demands, to give notices, to exercise or refrain from exercising any rights, and to take or refrain from taking any action (including the release or substitution of Collateral), solely at the direction of the Required Secured Parties. In furtherance of the foregoing provisions of this Section 9(a), each Secured Party, by its acceptance of the benefits hereof, agrees that it has no right individually to realize upon any of the Collateral hereunder, it being understood and agreed by such Secured Party that all rights and remedies hereunder may be exercised solely by Agent for the benefit of the Secured Parties in accordance with the terms of this Section 9.

(b) Agent shall not be responsible to the Secured Parties for any action taken or omitted to be taken by it hereunder or under any other document or instrument referred to or provided for herein or in connection herewith, except for its own gross negligence or willful misconduct as determined by a final non-appealable judgment of a court of competent jurisdiction.

(c) Agent shall be entitled to rely upon any certification, notice or other communication (including any thereof by telephone, or email) believed by it to be genuine and correct and to have been signed or sent by or on behalf of the proper Person or Persons, and upon advice and statements of legal counsel, independent accountants and other experts selected by Agent in good faith. As to any matters not expressly provided for by this Agreement, Agent shall in all cases be fully protected in acting, or in refraining from acting, hereunder or thereunder in accordance with instructions given by the Required Secured Parties and any action taken or failure to act pursuant thereto shall be binding on all Secured Parties.

(d) The Secured Parties agree to indemnify Agent (to the extent not reimbursed by the Grantor hereunder and without limiting any obligations of the Grantor hereunder) ratably, in accordance with their pro rata share, for any and all claims of any kind and nature whatsoever that may be imposed on, incurred by or asserted against Agent arising out of or by reason of any investigation in or in any way relating to or arising out of this Agreement or any other documents contemplated by or referred to herein or the transactions contemplated hereby (including the costs and expenses that Agent is obligated to pay hereunder) or the enforcement of any of the terms hereof or of any such other documents; provided, that, no Secured Party shall be liable for any of the foregoing to the extent it arises from the gross negligence or willful misconduct of Agent as determined by a final non-appealable judgment of a court of competent jurisdiction. The foregoing indemnity shall survive the payment of the Secured Obligations and the termination or non-renewal of this Agreement; provided, further, that no Secured Party (nor any of its respective subsidiaries or affiliates) shall be liable for any indirect, special, punitive or consequential (including lost profits) damages.

(e) The powers conferred on Agent hereunder are solely to protect Agent’s interest (for the benefit of the Secured Parties) in the Collateral and shall not impose any duty upon it to exercise any such powers without the direction of the Required Secured Parties. Except for the exercise of good faith and of reasonable care in the accounting for monies actually received by Agent (on behalf of and for the benefit of the Secured Parties and Agent) hereunder, Agent shall have no duty as to any Collateral or as to the taking of any necessary steps to preserve rights against prior parties or any other rights pertaining to any Collateral. Agent shall have exercised reasonable care in the custody and preservation of Collateral in its possession if such Collateral is accorded treatment substantially equal to that which Agent accords its own property. Neither Agent nor any of its directors, officers, employees or agents shall be liable for failure to demand, collect or realize upon all or any part of the Collateral or for any delay in doing so or shall be under any obligation to sell or otherwise dispose of any Collateral upon the request of the Grantor or otherwise. If the Grantor fails to perform any agreement contained herein, Agent may itself perform, or cause performance of, such agreement, and the expenses of Agent incurred in connection therewith shall be payable by the Grantor under Section 12.

(f) The Secured Parties hereby irrevocably authorize Agent, with the consent of the Required Secured Parties, to submit a bid at a public or private sale in connection with the purchase of all or any portion of the Collateral, in which any of the Secured Obligations may be used and applied as a credit on account of the purchase price (a “credit bid”) and purchase at any such sale (either directly or through one or more entities established for such purpose) all or any portion of the Collateral on behalf of and for the benefit of the Secured Parties (but not as agent for any individual Secured Party or Secured Parties, unless the Secured Parties shall otherwise unanimously agree in writing). Each Secured Party agrees that it will not exercise any right that it might otherwise have to credit bid at any sales of all or any portion of the Collateral conducted under the provisions of the UCC, or the Bankruptcy Code, foreclosure sales or other similar dispositions of Collateral, unless such Secured Party offers each other Secured Party a bona fide opportunity to participate in such foreclosure sale or other similar dispositions of Collateral on a ratable basis and on the same terms as such Secured Party proposing such transaction.

SECTION 10. Remedies Upon Event of Default.

(a) If, and only if, any Event of Default shall have occurred and be continuing Agent may, in good faith, exercise in respect of the Collateral all rights and remedies provided for herein, including, without duplication, any rights or remedies provided for under the Purchase Agreement, the UCC or under other applicable law, in all relevant jurisdictions.

(b) If, and only if, any Event of Default shall have occurred and be continuing, Agent shall have the right (but not the obligation) to bring suit, in the name of Grantor, Agent or otherwise, to exercise Agent’s rights as a secured party with respect to any Collateral, in which event Grantor shall, at the request of Agent, do any and all lawful acts and execute any and all documents required by Agent in aid of such enforcement. Grantor shall promptly, upon demand, reimburse and indemnify the Secured Parties and Agent as provided in Section 12 hereof in connection with the exercise of its rights under this Section 10.

SECTION 11. Application of Proceeds.

Except as expressly provided elsewhere in this Agreement, all proceeds net of enforcement expenses received by Agent, as applicable, in respect of any sale of, collection from, or other realization upon all or any part of the Collateral shall be applied pro rata among the Secured Parties based on their portion of the outstanding amount of the Secured Obligations to satisfy such item or part of the Secured Obligations.

SECTION 12. Expenses.

Grantor agrees to pay to Agent upon demand the amount of any and all documented, reasonable out-of-pocket costs and expenses, including the reasonable fees and expenses of counsel and of any experts, that Agent may reasonably and actually incur in connection with (i) the custody, preservation, use or operation of, or the sale of, collection from, or other realization upon, any of the Collateral during the continuance of an Event of Default, (ii) the preservation of or exercise or enforcement of any of the rights of Agent hereunder during the continuance of an Event of Default, or (iii) the failure by Grantor to perform or observe any of the provisions hereof, which failure, if reasonably capable of being cured within 30 days, continues without cure after such period.

SECTION 13. Continuing Security Interest; Termination.

This Agreement shall create a continuing security interest in the Collateral and shall (a) remain in full force and effect until the termination of the Purchase Agreement in accordance with Section 9.1 thereof, (b) be binding upon Grantor and its respective successors and assigns, and (c) inure, together with the rights and remedies of Agent hereunder, to the benefit of the Secured Parties and Agent and their respective successors, transferees and assigns. Upon termination of the Purchase Agreement in accordance with Section 9.1 thereof, the security interest granted hereunder shall terminate and all rights to the Collateral shall revert to Grantor and Agent shall, at the expense of Grantor, execute such instruments of release and otherwise take such actions, or permit Grantor to take such actions, as Grantor may reasonably request to release the Collateral from the security interest granted hereby.

SECTION 14. Amendments.

(a) This Agreement or any term or provision hereof may not be amended, changed or modified except with the written consent of the Parties (in the case of Agent, acting upon the instruction of the Required Secured Parties) and the approval of such amendment, change or modification by each Party’s counsel. No waiver of any right hereunder shall be effective unless such waiver is signed in writing by the Party against whom such waiver is sought to be enforced.

(b) No failure or delay by either Party in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege.

(c) No waiver or approval hereunder shall, except as may otherwise be stated in such waiver or approval, be applicable to subsequent transactions. No waiver or approval hereunder shall require any similar or dissimilar waiver or approval thereafter to be granted hereunder. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by applicable law.

SECTION 15. Notices.

All notices, consents, waivers and other communications hereunder shall be in writing and shall be delivered in accordance with Section 10.2 of the Purchase Agreement.

SECTION 16. Severability.

If one or more provisions of this Agreement are held to be invalid, illegal or unenforceable by a court of competent jurisdiction, such invalidity, illegality or unenforceability shall not affect any other provision of this Agreement, which shall remain in full force and effect, and the Parties shall replace such invalid, illegal or unenforceable provision with a new provision permitted by Applicable Law and having an economic effect as close as possible to the invalid, illegal or unenforceable provision. Any provision of this Agreement held invalid, illegal or unenforceable only in part or degree by a court of competent jurisdiction shall remain in full force and effect to the extent not held invalid, illegal or unenforceable.

SECTION 17. Headings and Captions.

The headings and captions in this Agreement have been inserted for convenience of reference only, are not to be considered a part hereof and shall in no way modify or restrict any of the terms or provisions hereof.

SECTION 18. Governing Law; Jurisdiction.

(a) This Agreement shall be governed by, and construed, interpreted and enforced in accordance with, the internal substantive laws of the State of New York, USA without giving effect to the rules thereof relating to conflicts of law thereof (other than Section 5-1401 of the General Obligations Law of the State of New York) and the obligations, rights and remedies of the Parties hereunder shall be determined in accordance with such laws. Each Party unconditionally and irrevocably consents to the exclusive jurisdiction of the courts of the State of New York, USA located in the County of New York and the Federal district court for the Southern District of New York located in the County of New York with respect to any suit, action or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby. Each Party hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection that it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement in any court referred to in this Section 18(a). Each Party hereby irrevocably waives, to the fullest extent permitted by Applicable Law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court. Each Party agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by Applicable Law.

(b) Each Party hereby irrevocably consents to service of process in the manner provided for notices in Section 15. Nothing in this Agreement will affect the right of any party hereto to serve process on the other Party in any other manner permitted by Applicable Law. Each of the Parties waives personal service of any summons, complaint or other process, which may be made by any other means permitted by New York law.

SECTION 19. Waiver of Jury Trial.

EACH PARTY HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT, OR THE TRANSACTIONS CONTEMPLATED HEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, SECURED PARTY OR ATTORNEY OF THE OTHER PARTY HERETO HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT THE OTHER PARTY HERETO WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTY HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 19.

SECTION 20. Counterparts; Effectiveness.

This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Agreement shall become effective when each Party shall have received a counterpart hereof signed by the other Party. Any counterpart may be executed by facsimile or other electronic transmission, and such facsimile or other electronic transmission shall be deemed an original.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the date first above written.

GRANTOR:

SCILEX PHARMACEUTICALS INC.

By:	/s/ Jaisim Shah
Name: Jaisim Shah
Title: Chief Executive Officer and President

[Signature Page to Security Agreement]

AGENT:

EFSHAR HATAYA LTD

By:	/s/ Mark Lichtenstein
Name: Mark Lichtenstein
Title: Authorized Signatory

SECURED PARTY:

EFSHAR HATAYA LTD

By:	/s/ Mark Lichtenstein
Name: Mark Lichtenstein
Title: Authorized Signatory

[Signature Page to Security Agreement]

SECURED PARTY:

ORAMED PHARMACEUTICALS INC

By:	/s/ Nadav Kidron
Name: Nadav Kidron
Title: President and Chief Executive Officer

By:	/s/ Josh Hexter
Name: Josh Hexter
Title: Chief Business and Operating Officer

[Signature Page to Security Agreement]

SECURED PARTY:

3I, LP

By:	/s/ Maier J. Tarlow
Name: Maier J. Tarlow
Title: Manager on Behalf of the GP

[Signature Page to Security Agreement]